EXHIBIT 1.3


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR APPLICABLE BLUE SKY LAWS.

THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.



                          COMMON STOCK PURCHASE WARRANT

               For the Purchase of 250,000 Shares of Common Stock

                                       of

                             SMARTSERV ONLINE, INC.

                            (a Delaware corporation)

1.   Warrant.

     THIS CERTIFIES THAT, in exchange for due consideration, the sufficiency of which is hereby acknowledged, paid by or on behalf of Robert Pons (the "Holder"), as registered owner of this Warrant, to SMARTSERV ONLINE, INC. (the "Company"), the Holder is entitled, at any time and from time to time during the period commencing on December 4, 2003 and expiring on and after 5:00 p.m., New York time on August 3, 2008 (the "Exercise Period"), to subscribe for, purchase and receive, in whole or in part, up to 250,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. This Warrant is initially exercisable as to each share of Common Stock covered thereby at thirty-four cents ($.34) per share (the "Exercise Price"). The term "Exercise Price" shall mean the initial exercise price or such exercise price, as adjusted in the manner provided herein, depending on the context.

2.   Exercise.

     2.1 In order to exercise this Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased. If the rights represented hereby shall not be exercised on or before the end of the Exercise Period, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

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3.   Restrictions on Transfer; Registration of Transfers.

     3.1 Restrictions on Transfer. The registered Holder of this Warrant, by acceptance hereof, agrees that prior to any proposed transfer of this Warrant or any securities purchased upon exercise of this Warrant, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), the Holder will, if requested by the Company, deliver to the Company:

     (i) an opinion of counsel reasonably satisfactory in form and substance to the Company that the Warrant or the securities purchased upon exercise of this Warrant may be transferred without registration under the Act;

     (ii) an agreement by the proposed transferee to the placement of the restrictive investment legend set forth below on the Warrant or the securities to be received upon exercise of the Warrant;

     (iii) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the securities purchased upon exercise of this Warrant; and

     (iv) an agreement by such  transferee to be bound by the provisions of this
     Section 3 relating to the transfer of such Warrant or the securities purchased upon exercise of such Warrant.

     Each  Warrant  Holder  agrees  that  each  Warrant  and  each   certificate
representing securities purchased upon exercise of this Warrant shall bear a legend as follows unless such securities have been registered under the Act:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act or applicable blue sky laws."

     3.2 Registration of Transfers. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer the number of Warrants specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by such assignment.

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4.   New Warrants to be Issued.

     4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any required transfer tax, the Company shall cause to be delivered to the Holder without charge a new warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise or assignment.

     4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor and date. Any such new warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

5.   Adjustments to Exercise Price and Number of Securities.

     5.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     5.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     5.3 Recapitalization. For the purpose of this Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     5.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder(s), in lieu of this Warrant, a supplemental warrant providing that the holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such warrant) to receive, upon exercise of such warrant, the kind and number of shares of stock and other securities and property receivable upon such

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consolidation or merger,  by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Each such supplemental warrant shall provide for adjustments, which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

     5.5 Redemption of Warrants. This Warrant cannot be redeemed by the Company without the prior written consent of the Holder.

     5.6 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

6.   Reservation.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

7.   Certain Notice Requirements.

     7.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

     7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) a dissolution,

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liquidation  or winding  up of the  Company  (other  than in  connection  with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

     7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Financial Officer.

     7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by responsible overnight courier:

          (i)  If to the registered Holder of this Warrant, to:
               Robert Pons
               439 Williamson Road
               Gladwyne, PA 19035

          (ii) if to the Company,  to:
               SmartServ Online,  Inc.
               Metro Center, One Station Place
               Stamford, CT 06902
               Attention: Chairman

Either the Holder or the Company may change its address by notice given pursuant to this Section 7.4.

8.   Miscellaneous.

     8.1 Amendments. The Company and the Holder may from time to time supplement or amend this Warrant.

     8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

     8.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     8.4 Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, and legal representatives, and no other person shall have or be construed to have any

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legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     8.5 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

     8.6 Waiver. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

     9.0 Cashless Exercise. Notwithstanding anything to the contrary contained herein, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant (or portion thereof) for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the closing price per share of the Common Stock on the trading day immediately prior to the date of exercise and the Exercise Price, and the denominator of which shall be such closing price per share of Common Stock.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer effective as of the 4th day of August, 2003.


                                        SMARTSERV ONLINE, INC.


                                        By: /s/ Scott Perry
                                            ------------------------------------
                                            Name: Scott Perry
                                            Title:    Chairman of the Board



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

Form to be used to exercise Warrant:


SMARTSERV ONLINE, INC.
Metro Center, One Station Place
Stamford, CT  06902

Date: __________________

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of Common Stock of SmartServ Online, Inc. and hereby makes payment of $_____________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. The undersigned represents that it is an accredited investor within the meaning of Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


                                                        ________________________
                                                        Signature


                                                        ________________________
                                                        Signature Guaranteed


                                     INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name____________________________________________________________________________
                          (Print in Block Letters)

Address ________________________________________________________________________


     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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Form to be used to assign Warrant:

                                   ASSIGNMENT

     (To be executed by the registered Holder to effect a transfer of the within Warrant):

     FOR VALUE  RECEIVED,  ________________________________  does  hereby  sell, assign and transfer unto __________________________ the right to purchase ____________ shares of Common Stock of SmartServ Online, Inc. (the "Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________

                                                        ________________________
                                                        Signature


                                                        ________________________
                                                        Signature Guaranteed


     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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